Exhibit 32.1

MAPICS, Inc.

CERTIFICATION

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report of MAPICS, Inc. (the “Company”) on Form 10-Q for the three months ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard C. Cook, President and Chief Executive Officer of the Company, certify to my knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard C. Cook

Richard C. Cook Director, President and Chief Executive Officer February 13, 2004

In connection with the Quarterly Report of MAPICS, Inc. (the “Company”) on Form 10-Q for the three months ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Casey, Vice President of Finance, Chief Financial Officer and Treasurer of the Company, certify to my knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Casey

Michael J. Casey Vice President of Finance, Chief Financial Officer and Treasurer February 13, 2004

A signed original of this written statement required by Section 906 has been provided to MAPICS, Inc. and will be retained by MAPICS, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.